201801810322

Secretary of State
Articles of Organization
Limited Liability Company (LLC)

LLC-1

FILED
Secretary of State
State of California
JAN 17 2018

IMPORTANT — Read Instructions before completing this form.

Filing Fee – $70.00

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: LLCs may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to *https://www.ftb.ca.gov*.

ICC **This Space For Office Use Only**

1. **Limited Liability Company Name** (See Instructions – Must contain an LLC ending such as LLC or L.L.C. "LLC" will be added, if not included.)

ParagonSpaces LLC

2. **Business Addresses**

a. Initial Street Address of Designated Office in California - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
1463 Tamarind Ave.	Hollywood	CA	90028
b. Initial Mailing Address of LLC, **if different than item 2a**	City (no abbreviations)	State	Zip Code

3. **Service of Process** (Must provide either Individual **OR** Corporation.)

INDIVIDUAL – Complete Items 3a and 3b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix

b. Street Address (if agent is not a corporation) - **Do not enter a P.O. Box**	City (no abbreviations)	State	Zip Code
		CA	

CORPORATION – Complete Item 3c. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

Vcorp Services CA, Inc.

4. **Management** (Select **only** one box)

The LLC will be managed by:

☑ One Manager ☐ More than One Manager ☐ All LLC Member(s)

5. **Purpose Statement** (Do not alter Purpose Statement)

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

6. The Information contained herein, including in any attachments, is true and correct.

[signature] Jessica Versteeg
Organizer sign here

Jessica Versteeg
Print your name here